UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

NRC GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

952 Echo Lane, Suite 460 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 767-4749

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	NRCG	NYSE American
Warrants to purchase Common Stock	NRCG.WS	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2019, NRC US Holding Company, LLC and Sprint Energy Services, LLC, each a subsidiary of NRC Group Holdings Corp. (the “Company”) entered into a Joinder Agreement (the “Joinder Agreement”), as borrowers, with HSBC Bank USA, N.A., as incremental lender, and the other parties thereto, relating to that certain Credit and Guaranty Agreement, dated as of June 11, 2018 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Joinder Agreement increases the existing revolving credit commitments under the Credit Agreement by $15.0 million from $45.0 million to $60.0 million. The increase in total commitments under the Credit Agreement will be subject to the same terms and conditions as the existing commitments under the Credit Agreement.

The description of the Joinder Agreement contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on October 17, 2018, the Company acquired NRC Group Holdings, LLC pursuant to that certain Purchase Agreement (the “SPAC Purchase Agreement”), dated as of June 25, 2018, as amended on July 12, 2018, between JFL-NRC-SES Partners, LLC (“JFL Partners”) and the Company. Pursuant to Sections 5.18(a) and 5.18(e) of the SPAC Purchase Agreement, JFL Partners became entitled to a payment of $10.0 million (the “Payment”) on April 26, 2019, upon the consummation of the Potential Acquisition (as defined in the SPAC Purchase Agreement). Pursuant to the SPAC Purchase Agreement the Payment could be made in cash, common stock of the Company, or any combination thereof, at the Company’s option. Following the consummation of the Potential Acquisition, on May 10, 2019, the Company’s board (upon the election and recommendation of the disinterested directors not associated with entities affiliated with JFL Partners) authorized the Payment be made entirely in common stock of the Company. The number of shares issuable under the Payment was determined pursuant to a formula set forth in the SPAC Purchase Agreement, which provided that the value of each share issued pursuant to the Payment was an amount equal to the volume-weighted average price per share of the Company’s common stock on the NYSE American for the five consecutive trading days preceding (but not including) the closing of the Potential Acquisition (which in this case was April 26, 2019). Accordingly, the value of each share of common stock issued was $8.712, and the total number of shares being issued was 1,147,841.

The 1,147,841 shares of Common Stock will be issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as amended, or another available exemption or exception from registration under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Joinder Agreement, dated as of May 10, 2019, by and among NRC US Holding Company, LLC, Sprint Energy Services, LLC, HSBC Bank USA, N.A., BNP Paribas and the Guarantors party thereto.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRC GROUP HOLDINGS CORP.

Date: May 14, 2019	/s/ Joseph Peterson
By: Joseph Peterson
Title: Chief Financial Officer

2